UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 7, 2004

AMERICAN VANGUARD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 260-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 7, 2004, we executed an Amended and Restated Credit Agreement, dated as of September 30, 2004, with a syndicate of commercial lenders led by Bank of the West, as the administrative agent and a lender, Harris Trust and Savings Bank as a lender, and First Bank & Trust as a lender, and Greenstone Farm Credit Services, ACA/FLCA as a participant, for an $80 million fully-secured credit facility. This credit facility replaces our previous credit facility with Bank of the West. AMVAC Chemical Corporation, our wholly-owned subsidiary, is the borrower and we and certain of our other subsidiaries are guarantors under this credit facility. This credit facility consists of a $45 million revolving line of credit and a $35 million term loan. These loans bear interest at the prime rate or at an adjusted LIBOR rate plus certain margins and commitment fees (in each case dependent on our consolidated funded debt ratio). The principal payments of the term loan are payable in equal quarterly installments on or before the last business day of each February, May, August and November, commencing November 30, 2004 and in one final installment in the amount necessary to repay the remaining outstanding principal balance of the term loan in full on the maturity date. The principal payments on the revolving loan must be repaid no later than October 7, 2009. Interest accruing on prime rate loans are payable quarterly, in arrears, on the last day of each March, June, September and December, and on the maturity date of such loan in the amount of interest then accrued but unpaid. Interest accruing on the LIBOR loans are payable on the last day of the interest period, provided that, with an interest period longer than three months, interest is payable on the last day of each three-month period after the commencement of such interest period.

Item 8.01. OTHER EVENTS

On October 14, 2004, we issued a press release announcing that we entered into the above credit facility. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit 99.1     Press release dated October 14, 2004 of American Vanguard Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VANGUARD CORPORATION (Registrant)

By:	/s/ JAMES A. BARRY
James A. Barry
Senior Vice President
Chief Financial Officer

Date: October 13, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated October 14, 2004 of American Vanguard Corporation announcing that it entered into an Amended and Restated Credit Facility.

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